Exhibit 10.63

PREPARED BY AND
AFTER RECORDING RETURN TO:
William F. Timmons, Esq. McKenna Long & Aldridge LLP 303 Peachtree Street, N.E., Suite 5300 Atlanta, Georgia 30308
$61,750,000.00 OF THE $74,000,000.00 TOTAL INDEBTEDNESS WILL BE ADVANCED BY THE LENDER AT THE TIME OF RECORDATION AND SHALL BE DEEMED TO BE PURCHASE MONEY (“PURCHASE MONEY”) FOR THE PURPOSE OF CALCULATING RECORDATION TAXES PAYABLE IN THE DISTRICT OF COLUMBIA. THIS INSTRUMENT SECURES THE PURCHASE MONEY ADVANCE, FUTURE ADVANCES AND A READVANCE OF SOME OR ALL OF THE ORIGINAL PURCHASE MONEY ADVANCE.
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
REPUBLIC 20TH STREET LLC,
a Delaware limited liability company,
GRANTOR
TO
LAWYERS TITLE REALTY SERVICES, INC.,
a Virginia corporation
AS TRUSTEE
FOR THE BENEFIT OF
KEYBANK NATIONAL ASSOCIATION,
a national banking association, as Agent
AGENT
DATED: AS OF FEBRUARY 16, 2007

          THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Instrument”) is made and entered into as of this 16th day of February, 2007, by and between REPUBLIC 20TH STREET LLC, a Delaware limited liability company, having a mailing address of 13861 Sunrise Valley Drive, Suite 410, Herndon, Virginia 20171 (“Grantor”), and LAWYERS TITLE REALTY SERVICES, INC., a Virginia corporation, as Trustee (“Trustee”), having a principal place of business at 5600 Cox Road, Glen Allen, Virginia 23060 VA, and having a mailing address of c/o LandAmerica Commercial Services, 1015 15th Street, N.W., Suite 300, Washington, DC 20005, and KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), having a mailing address of 127 Public Square, Cleveland, Ohio 44114-1306, Attn: Real Estate Capital Services, as Agent for itself and each other lender (collectively, the “Lenders”) which is or may hereafter become a party to that certain Construction Loan Agreement, dated of even date herewith, by and among Grantor, KeyBank, as Agent and the Lenders (as the same may be further varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Loan Agreement”) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.
W I T N E S S E T H:
          FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor hereinafter set forth, Grantor does hereby grant, bargain, sell, convey, assign, transfer and set over unto Trustee, for the ratable benefit of Lenders, and their successors and assigns, with power of sale and right of entry and possession, all of the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances, general intangibles, and appurtenances, whether now or hereafter existing (collectively, the “Property”):
          (a) All those tracts or parcels of land and easements more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof (the “Land”).
          (b) All present and future buildings, structures, parking areas, annexations and improvements of every nature whatsoever now or hereafter situated on the Land (hereinafter referred to as the “Improvements”) and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, incinerating, sprinkling, and waste removal systems, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, storm windows and doors, window and door screens, awnings and storm sashes, which are or shall be owned by Grantor and attached to said Improvements and all other furnishings, furniture, glassware, tableware, uniforms, linen, drapes and curtains and related hardware and mounting devices, wall to wall carpeting, radios, lamps, telephone systems, televisions and television systems, computer systems, fixtures, machinery, equipment, apparatus, appliances, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.
          (c) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Land;

          (d) All easements, access rights, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, irrigation systems (including, without limitation, underground wiring, pipes, pumps and sprinkler heads), minerals, flowers, plants, shrubs, crops, trees, timber, fences, signs, bridges, fountains, monuments and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor.
          (e) All leases, tenancies, occupancies and licenses, whether oral or written (collectively, the “Leases”), and all income, rents, issues, profits and revenues of the Property from time to time accruing (including, without limitation, all payments under Leases, all guarantees of the foregoing or letters of credit relating to the foregoing, lease termination payments, proceeds of insurance, condemnation payments, tenant security, damage or other deposits whether held by Grantor or in a trust account, escrow funds, fees, charges, rents, license fees, accounts, royalties, security, damage or other deposits from time to time accruing, all payments under working interests, production payments, royalties, overriding royalties, operating interests, participating interest and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same (collectively, the “Revenues”);
          (f) All insurance policies, building service, building maintenance, construction, development, management, indemnity, and other similar agreements and contracts and subcontracts, written or oral, express or implied, now or hereafter entered into, arising or in any manner related to the purchase, construction, design, improvement, use, operation, ownership, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, property management agreements, cable television agreements, contracts for the purchase of supplies, telephone service agreements, yellow pages or other advertising agreements, sales contracts, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, sewer and water and other utility agreements, service contracts, agreements relating to the collection of receivables or use of customer lists, all purchase options, option agreements, rights of first refusal, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, labor, deposits, assurances, construction guaranties, guaranties, warranties, indemnities and other undertakings, architectural and engineering plans and specifications, drawings, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports relating to the Property, renderings and models, permits, consents, approvals, licenses, variances, agreements, contracts, building permits, purchase orders and equipment leases, personal property leases, and all causes of action relating thereto.
          (g) All operating accounts maintained with any of Agent or the Lenders, Loan funds, whether disbursed or not, reserves set forth in the Budget, deposit accounts, instruments, accounts receivable, documents, causes of action, claims, names by which the Property or the improvements thereon may be operated or known, all rights to carry on business under such names, all telephone numbers or listings, all rights, interest and privileges of which Grantor may have in any capacity under any covenants, restrictions or declarations now or hereafter relating to the Property or the Improvements, and all notes or chattel paper now or hereafter arising from or by virtue of any transactions relating to the Property or the Improvements located thereon and all customer lists, other lists, and business information relating in any way to the Property or the Improvements or the use thereof, whether now owned or hereafter acquired;
          (h) All assets related to the ownership or operation of the Property or the Improvements now or hereafter erected thereon, including, without limitation, accounts (including, without limitation, health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles, and all current and after acquired registered copyrights, copyright rights, advertising materials, web sites, and web pages, software and software licenses, registered trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade dress rights, company names, and all domain names, owned or used in connection with the

Grantor’s business, and in each case all goodwill associated therewith), goods (including, without limitation, inventory, property, possession, equipment, fixtures and accessions), instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection (h), in each case as such terms are defined under the Uniform Commercial Code as in effect in the applicable jurisdiction.
          (i) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Trustee or Agent pursuant to this Instrument, the Loan Agreement or any other of the Loan Documents.
          (j) All proceeds, products, substitutions and accessions of the foregoing of every type.
          TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Trustee for the ratable benefit of Agent and the Lenders and their respective successors and assigns, IN FEE SIMPLE forever; and Grantor covenants that Grantor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit “B” attached hereto and by this reference made a part hereof (the “Permitted Encumbrances”), and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit “B” attached hereto.
          IN TRUST NEVERTHELESS to secure the following described obligations (collectively, the “Secured Obligations”):
          (a) The debt evidenced by (i) that certain Note made by Grantor to the order of KeyBank in the principal face amount of Seventy-Four Million and No/100 Dollars ($74,000,000.00), which has been issued pursuant to the Loan Agreement and which is due and payable in full on or before February 16, 2010, unless extended as provided in the Loan Agreement; and (ii) each other note as may be issued under the Loan Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the “Note”).
          (b) The payment, performance and discharge of each and every obligation, covenant and agreement of Grantor contained herein, of Grantor contained in the Loan Agreement, and of Grantor in the other Loan Documents.
          (c) Any and all additional advances made by Agent or any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Grantor is the owner of the Property at the time of such advances).
     (d) Any and all other indebtedness now or hereafter owing by Borrower to Agent or any Lender pursuant to the terms of the Loan Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof.
     (e) All costs and expenses incurred by the Trustee, Agent and the Lenders in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys’ fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Note, the Loan Agreement, the Guaranty, this Instrument, and the other Loan Documents (collectively, the “Enforcement Costs”).
     Subject to Section 2.22 hereof, should the Secured Obligations secured by this Instrument be paid in full and the obligation of the Lenders to make Loans under the Loan Agreement has terminated, then this Instrument shall be released in accordance with the laws of the District of Columbia.

     Grantor hereby further covenants and agrees with Trustee and Agent as follows:
ARTICLE 26
     26.1 Payment of Secured Obligations. Grantor will pay and perform or cause to be paid and performed the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby as the same shall become due.
     26.2 Funds for Impositions. Following receipt of written notice from Agent given after the occurrence and during the continuance of an Event of Default, Grantor shall pay to Agent, subject to Agent’s option under Section 1.03 hereof, on the days that monthly installments of interest are payable under the Note, until the Note is paid in full, a sum (hereinafter referred to as the “Funds”) reasonably estimated by Agent to provide an amount necessary for payment of the following items in full thirty (30) days prior to when such items become due (hereinafter collectively referred to as the “Impositions”): (a) the yearly real estate taxes, ad valorem taxes, personal property taxes, assessments and betterments, and (b) the yearly premium installments for the insurance covering the Property and required by the Loan Agreement. The Impositions shall be reasonably estimated initially and from time to time by Agent on the basis of assessments and bills and estimates thereof. The Funds shall be held by Agent in a separate interest bearing account free of any liens or claims on the part of creditors of Grantor and as part of the security for the Secured Obligations. Grantor shall pay all Impositions prior to delinquency as required by Section 1.03 hereof. In the event Agent elects to reserve Funds as permitted under this Section 1.02, within ten (10) days after Grantor furnishes Agent with reasonably satisfactory evidence that Grantor has paid one or more of the items comprising the Impositions, Agent shall reimburse Grantor (or the one paying the Impositions) therefor to the extent of the Funds (plus accrued interest) then held by Agent. Alternatively, Agent shall apply the Funds to pay the Impositions with respect to which the Funds were paid to the extent of the Funds then held by Agent and provided Grantor has delivered to Agent the assessments or bills therefor. Grantor shall be permitted to pay any Imposition early in order to take advantage of any available discounts. Agent shall make no charge for so holding and applying the Funds or for verifying and compiling said assessments and bills. The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Agent’s option and without notice to Grantor, to the payment of the Secured Obligations upon the occurrence of any Event of Default. If at any time the amount of the Funds held by Agent shall be less than the amount reasonably deemed necessary by Agent to pay Impositions as such become due, Grantor shall pay to Agent any amount necessary to make up the deficiency within fifteen (15) business days after notice from Agent to Grantor requesting payment thereof. Upon payment and performance in full of the Secured Obligations, Agent shall promptly refund to Grantor any Funds (plus accrued interest) then held by Agent.
     26.3 Impositions, Liens and Charges. Grantor shall pay all Impositions and other charges, if any, attributable to the Property prior to delinquency, and at Agent’s option during the continuance of an Event of Default, Grantor shall pay in the manner hereafter provided under this Section 1.03. Grantor shall, during continuance of an Event of Default, furnish to Agent all bills and notices of amounts due under Section 1.03 as soon as received, and in the event Grantor shall make payment directly, Grantor shall, as and when available, furnish to Agent receipts evidencing such payments prior to the dates on which such payments are delinquent, subject to Grantor’s right to contest taxes, assessments and other governmental charges as provided in the Loan Agreement. Grantor shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Property or Grantor (including federal tax liens) and will keep and maintain the Property free from the claims of all persons supplying labor or materials to the Property, subject to Grantor’s right to contest the same as provided in the Loan Agreement. Grantor shall not claim or be entitled to any credit against the taxable value of the Property by reason of this Instrument, or any deduction in or credit on the Secured Obligations by reason of Impositions paid.
     26.4 Taxes, Liens and Other Charges.
          (a) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by deeds of trust or the manner of collecting taxes so as to adversely affect Agent or the Lenders, Grantor will promptly pay any such tax. If Grantor fails to make such payment within five (5) business days following written demand therefor, or if, in the opinion of Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantor from making such payment or would penalize

Agent or the Lenders if Grantor makes such payment or if, in the opinion of Agent, the making of such payment could reasonably result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the principal sums secured by this Instrument and all interest accrued thereon shall, at the option of Agent, become immediately due and payable upon sixty (60) days’ notice to Grantor.
          (b) Grantor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Loan Agreement.
     26.5 Insurance.
     Grantor shall procure for, deliver to and maintain for the benefit of Agent and Lenders the insurance policies described in the Loan Agreement.
     26.6 Condemnation. If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then all compensation, awards and other payments or relief thereof, shall be paid and applied in accordance with terms and provisions of the Loan Agreement.
     26.7 Care, Use and Management of Property.
          (a) Grantor will keep, or cause to be kept, the roads and walkways, landscaping and all other Improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any material waste, impairment or deterioration (ordinary wear and tear excepted) and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or any part thereof.
          (b) Except as permitted under the Loan Agreement, Grantor will not remove or demolish nor alter the structural character of any building located on the Land or any fixtures or personal property relating thereto except when incidental to the replacement of fixtures and personal property with items of like kind and value or customary tenant improvements pursuant to Leases approved or deemed approved pursuant to the Loan Agreement.
          (c) If the Property or any part thereof is materially damaged by fire or any other cause, Grantor will give immediate written notice thereof to Agent.
          (d) To the extent permitted under the terms of the applicable Leases, Agent and each of the Lenders or its representative is hereby authorized to enter upon and inspect the Property at any time during normal business hours.
          (e) Grantor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority, all restrictive covenants and other agreements affecting the Property or relating to the operation thereof affecting the Property or any part thereof and all licenses or permits affecting the Property or any part thereof, subject to Grantor’s right to contest the same as provided in the Loan Agreement.
          (f) Grantor shall keep the Property, including the Improvements and the Personal Property (as hereinafter defined), in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good order, repair, and tenantable condition (ordinary wear and tear excepted).
          (g) Grantor shall keep all franchises, trademarks, trade names, service marks and licenses and permits necessary for the Grantor’s use and occupancy of the Property in good standing and in full force and effect.

          (h) Unless required by applicable law or unless Agent has otherwise agreed in writing, Grantor shall not allow changes in the nature of the occupancy or use from retail or office use with respect to the first floor of the Property and office use with respect to the other floors of the Property. Grantor shall not abandon the Property. Grantor shall not initiate, fail to contest or acquiesce in a change in the zoning classification of the Property or subject the Property to restrictive or negative covenants without Agent’s written consent, such consent not to be unreasonably withheld, conditioned or delayed. Grantor shall comply with, observe and perform all zoning and other laws affecting the Property, all agreements and restrictive covenants affecting the Property, and all licenses and permits affecting the Property, subject to Grantor’s right to contest compliance with laws to the extent permitted in the Loan Agreement.
          (i) Subject to the rights of tenants under the Leases, Agent may, at Grantor’s expense, make or cause to be made reasonable entries upon and inspections of the Property as permitted in the Loan Agreement, or at any other time when necessary or appropriate, in the sole reasonable discretion of Agent, to protect or preserve the Property.
          (j) If all or any part of the Property shall be damaged by fire or other casualty or loss, Grantor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Agent. Notwithstanding the foregoing, Grantor shall not be obligated to so restore unless, in each instance, Agent agrees to make available to Grantor (subject to the terms of the Loan Agreement) any net insurance or condemnation proceeds actually received by Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore.
     26.8 Leases and other Agreements Affecting Property.
          (a) As additional security for the Secured Obligations, Grantor, absolutely, presently and unconditionally assigns and transfers to Agent all of Grantor’s right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any of the Leases for the occupancy or use of all or any part of the Property. Grantor hereby authorizes Agent or Agent’s agents to collect the Revenues and hereby directs such tenants, lessees and licensees of the Property to pay the Revenues to Agent or Agent’s agents; provided, however, Grantor shall have a license (revocable upon the occurrence of an Event of Default) to collect and receive the Revenues as trustee for the benefit of Agent, and apply the Revenues so collected to the Secured Obligations, to the extent then due and payable, then to the payment of normal and customary operating expenses for the Property which are then due and payable, with the balance, so long as no Event of Default has occurred, to the account of Grantor. Grantor agrees that each and every tenant, lessee and licensee of the Property may pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Revenues to Agent or Agent’s agents on Agent’s written demand therefor (which demand may be made by Agent at any time after the occurrence of an Event of Default) without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Grantor to the contrary, and Grantor agrees that Grantor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Revenues paid to Agent following receipt of such written demand.
          (b) Grantor hereby covenants that Grantor has not executed any prior assignment of the Leases or the Revenues, that Grantor has not performed, and will not perform, any acts and has not executed, and will not execute, any instruments which would prevent Agent from exercising the rights of the beneficiary of this Instrument, and that at the time of execution of this Instrument, except as disclosed in the rent roll delivered to Agent on or about the date hereof or as provided for in the Loan Agreement, there has been no anticipation or prepayment of any of the Revenues for more than one (1) month prior to the due dates of such Revenues. Grantor further covenants that Grantor will not hereafter collect or accept payment of any Revenues more than one (1) month prior to the due dates of such Revenues.
          (c) Grantor agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Agent’s rights and remedies under this Section or Article 2 hereof shall be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Agent, in person or by agent, assumes actual possession thereof. Grantor further agrees that the appointment of any receiver for the Property by any court at the request of Agent or by agreement with Grantor, or the entering into possession of any part of the Property by such receiver, shall not be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.
          (d) If Agent exercises its rights and remedies pursuant to this Section or Article 2 hereof, all Revenues thereafter collected shall be applied in such order as Agent may elect in its discretion to the reasonable costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys’ fees actually incurred, fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Grantor as landlord, lessor or licensor of the Property, or to the Secured Obligations. Agent or any receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received. Agent shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Property by reason of anything done or left undone by Agent pursuant to this Section or Article 2 hereof, except in the event of Agent’s gross negligence or willful misconduct. If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies reasonably expended by Agent for such purposes shall become a portion of the Secured Obligations. Unless Agent and Grantor agree in writing to other terms of payment, such amounts shall be payable within five (5) business days following written notice from Agent to Grantor requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate stated in the Loan Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Grantor under applicable law. The entering upon and taking possession of and maintaining of control of the Property by Agent or any receiver and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Agent hereunder.
          (e) It is the intention of Agent and Grantor that the assignment effectuated by this Instrument with respect to the Revenues shall be a direct and currently effective assignment and shall not constitute merely an obligation to grant a lien, security interest or pledge for the purpose of securing the Secured Obligations. In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Agent’s interest in the Revenues constitutes a lien on or security interest in or pledge of the Revenues, it is agreed and understood that the forwarding of a notice to Borrower after the occurrence of an Event of Default advising Borrower of the revocation of Borrower’s license to collect such Revenues, shall be sufficient action by Agent to (i) perfect such lien on or security interest in or pledge of the Revenues, (ii) take possession thereof and (iii) entitle Agent to immediate and direct payment of the Revenues, for application as provided in this Instrument, all without the necessity of any further action by Agent, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property.
     26.9 Leases of the Property.
          (a) Except as permitted in the Loan Agreement, Grantor shall not enter into any Lease of all or any portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease of the Property, without the prior written consent of Agent. Grantor, at Agent’s request, shall furnish Agent with executed copies of all Leases hereafter made of all or any part of the Property as required by the Loan Agreement. Upon Agent’s request, Grantor shall make a separate and distinct assignment to Agent, as additional security, of all Leases hereafter made of all or any part of the Property.
          (b) There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Property without the prior written consent of Agent. Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Instrument to any Lease, without joinder or consent of, or notice to, Grantor, any tenant or any other Person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Instrument to any Lease.
          (c) Grantor hereby appoints Agent its attorney-in-fact, coupled with an interest, empowering Agent to subordinate this Instrument to any Leases (which appointment shall not be exercised until and unless an Event of Default shall have occurred and be continuing).
     26.10 Security Agreement.
          (a) THIS INSTRUMENT CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS INSTRUMENT CONSTITUTES A SECURITY AGREEMENT UNDER THE UCC (AS DEFINED BELOW) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, AGENT MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR AGENT MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH AGENT’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS INSTRUMENT. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD.
          (b) Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, general intangibles and articles of personal property either referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Property is concerned, Grantor grants unto Agent a security interest therein and this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property (the “Personal Property”) included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the applicable jurisdiction as set forth in Section 3.04 below (the “UCC”). A financing statement or statements reciting this Instrument to be a security agreement, affecting all of said personal property aforementioned, shall be appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein with respect to the Property, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said UCC, all at Agent’s sole election. Grantor and Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Grantor and Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is to the full extent provided by law, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in anyway altering any of the rights of Agent as determined by this Instrument or impugning the priority of Agent’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Agent’s priority of interest to be effective against a particular class of persons, must be filed in the UCC records.
          (c) Grantor warrants that (i) each Grantor’s (that is, “Debtor’s”) correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of such Grantor’s jurisdiction of organization, identity or corporate structure, residence or chief executive office and jurisdiction of organization are as set forth in Subsection 1.10(c) hereof; (ii) such Grantor (that is, “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subsection 1.10(c) hereof, and (iii) the location of the Personal Property secured by this Instrument is upon the Land. Grantor covenants and agrees that Grantor shall not change any of the matters addressed by clauses (i) or (iii) of this Subsection 1.10(b) unless it has given Agent thirty (30) days prior written notice of any such change and has executed or authorized at the request of Agent, such additional financing statements or other instruments to be filed in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.
          (d) The information contained in this Subsection 1.10(c) is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the District of Columbia, for instruments to be filed as financing statements. The names of the “Debtor” and the “Secured Party”, the identity or corporate structure, jurisdiction of organization, organizational number, federal tax identification number, and residence or chief executive office of “Debtor”, and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit “C” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of Exhibit “C” attached hereto; and a statement indicating the types, or describing the items, of Personal Property secured by this Instrument is set forth hereinabove.
          (e) Exhibit “C” correctly sets forth all names and tradenames that Grantor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Grantor over the last five years.
          (f) The Grantor hereby covenants and agrees that:
     a. Grantor shall not merge or consolidate into, or transfer any of the Property to, any other person or entity except as permitted under the Loan Agreement.
     b. Grantor shall, at any time and from time to time, take such steps as Agent may reasonably request for Agent (A) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Property, stating that the bailee holds possession of such Property on behalf of Agent, (B) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (C) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Property and of the preservation of its rights therein. If Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) with respect to the Property or any portion thereof, Grantor shall promptly notify Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Instrument in form and substance acceptable to Agent granting a security interest in such commercial tort claim to Agent.
     c. Grantor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Property or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Grantor under this Instrument or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number of Grantor.
     d. Grantor shall not license, lease, sell or otherwise transfer any of the general intangibles to any third party during the term of this Instrument and the Loan Agreement without the prior written consent of the Agent (which consent may be withheld in the Agent’s sole discretion); and the Grantor will continue to use all trademarks, service marks and trade names in a consistent manner and shall take all steps necessary to properly maintain any formal registrations on the general intangibles, and to defend and enforce them, for the term of this Instrument and the Loan Agreement.

          26.11 Further Assurances; After-Acquired Property. At any time and from time to time, upon request by Agent, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Trustee and Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Agent, any and all such other and further deeds of trust, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Grantor under the Guaranty, this Instrument and the other Loan Documents and (b) this Instrument as a first and prior lien upon and security interest in and to all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Agent may make, execute, record, file, re-record and/or refile any and all such deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Agent the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.
          26.12 Expenses. Grantor will pay or reimburse Agent, within five (5) business days of written demand therefor, for all reasonable attorney’s fees, costs and expenses incurred by Agent in any suit, action, legal proceeding or dispute of any kind in which Lenders, Agent or Trustee is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Lenders, Agent or Trustee shall be added to the Secured Obligations secured by the lien of this Instrument.
          26.13 Subrogation. Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.
          26.14 Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Instrument, the Guaranty, the Loan Agreement, the Note or any other Loan Document, at the time performance of such provision shall be due, shall be subject to the defense of usury or otherwise violate applicable law concerning interest or other charges, then ipso facto the obligation to be fulfilled shall be reduced to the limit, so that in no event shall any exaction be possible under this Instrument, the Guaranty, the Note, the Loan Agreement or any other Loan Document be subject to the defense of usury or otherwise violate applicable law concerning interest or other charges that is in excess of the current limit, but such obligation shall be fulfilled to the maximum limit permitted. The provisions of this Section 1.14 shall control every other provision of this Instrument, the Guaranty, the Note, the Loan Agreement or any other Loan Document.
          26.15 Conveyance of Property. Grantor hereby acknowledges to Agent that (a) the identity and expertise of Grantor was and continues to be a material circumstance upon which Agent has relied in connection with, and which constitute valuable consideration to Agent for, the extending to Borrower of the loans evidenced by the Note and Loan Agreement, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Agent by this Instrument. Grantor therefore covenants and agrees with Agent, as part of the consideration for the extending to Grantor of the loans evidenced by the Note, that Grantor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property except as permitted under the Loan Agreement.
ARTICLE 27
          27.1 Events of Default. The terms “Default” and “Event of Default” as used herein shall have the following meanings:
  “Default” shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Event of Default” shall mean (a) any default in the payment of the obligations of Grantor hereunder or of Grantor under any of the other Loan Documents when the same shall become due and payable which is not cured within any grace or notice and cure period provided in the Loan Agreement or such other Loan Documents, if any, subject to any limitations in the Loan Agreement on the right of Grantor to receive notices of default, or (b) any default in the performance of any other obligations of Grantor hereunder which is not cured within any grace or cure period provided in the Loan Agreement (it being acknowledged by Grantor that no such cure period is provided with respect to a failure to maintain insurance as required in Section 1.05, any default under Section 1.08, any default under Section 1.15, or any default excluded from any provision for a grace period or cure of defaults contained in the Loan Agreement, the Security Documents (as defined in the Loan Agreement) or any other agreement evidencing or securing the Secured Obligations), or (c) any representation or warranty of Grantor hereunder proving to be false or incorrect in any material respect upon the date when made or deemed to have been repeated, or (d) any default in the performance of the obligations of Grantor or any other Person under any of the Security Documents beyond the expiration of any applicable notice and cure period, (e) the occurrence of any “Event of Default” under the Loan Agreement, (f) any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Grantor or by, or caused by, or at the instance of any principal, member, general partner or officer of Grantor (collectively, “Grantor Party”) without the prior written consent of Agent; or (g) any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than an Grantor Party or Agent or Agent’s counsel without the prior written consent of Agent and Grantor fails to use its best efforts to cause the effect of such filing to be completely nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Grantor thereof.
     27.2 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of Agent and as permitted by the terms of the Loan Agreement, immediately become due and payable without notice or demand except as required by law, time being of the essence of this Instrument.
     27.3 Right to Enter and Take Possession.
          (a) If an Event of Default shall have occurred and be continuing, Grantor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property, and if and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property (or such portion or portions as Agent may select) without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.
          (b) If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Property to Agent. Grantor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.
          (c) Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property necessary to maintain the good condition of the Property or to perform obligations with respect to the Property or to comply with any of the Leases; (ii) insure or keep the Property insured; (iii) lease, manage and operate the Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest. Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent in accordance with Section 21.14 of the Loan Agreement. Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Agent of any rights under this Instrument or otherwise. Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Agent.
          (d) Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument shall have been paid and all Events of Default cured, Agent shall surrender possession of the Property to Grantor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.
     27.4 Performance by Agent. If there shall be a Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Agent may, so long as such Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Grantor to Agent with interest thereon at the Default Rate. Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.
     27.5 Receiver. If an Event of Default shall have occurred and be continuing, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property (or such portion or portions as Agent may select) and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the District of Columbia. Grantor will pay to Agent within five (5) days following written demand all reasonable expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section 2.05, and all such expenses shall be secured by this Instrument.
     27.6 Power of Sale. At any time after and during the continuance of an Event of Default, Agent shall be entitled to invoke any and all of the rights and remedies described below in 2.06(a) — (d), in addition to all other rights and remedies available to Agent at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.
          (a) Direct and empower Trustee to take possession of any or all of the Property and to sell the Property, in whole or in part, and in the case of default of any purchaser or purchasers, resell all the Property as an entirety, or in such parcels as Agent shall in writing request, or, in the absence of such request, as Trustee may determine, at public auction at some convenient place in the District of Columbia, at such time, in such manner and upon such terms as Trustee may fix. The notice of sale shall state the time and place of the sale, shall contain a brief general description of the Property to be sold, and shall be sufficiently given if published in either The Washington Post or other publications where such notices are customarily published or in the place(s) where such sale is to take place, such advertisement of sale to be published five (5) times every other day (excluding Sundays and holidays) over a ten business day period prior to the day of said sale, subject to compliance with the requirements formerly codified at Section 45-715(b) of the D.C. Code, or any recodified, revised or successor provision as may hereafter take effect, and Agent or Trustee shall cause further public advertisement to be made as they deem advisable. Any such sale may be adjourned by Trustee by announcement at the time and place appointed for such sale or for such adjourned sale(s), and, without further notice or publication, such sale may be made at the time and place to which same shall be so adjourned. Upon the completion of any sale, Trustee shall execute and deliver to the purchaser(s) a good and sufficient deed of conveyance, or assignment and transfer, lawfully conveying, assigning and transferring, without warranty, the property sold.
          (b) If any or all of the Property or any estate or interest therein is to be sold under the provisions of this Instrument, by virtue of a judicial sale or otherwise, it may be sold at public auction, as an entirety or in one or more parcels, by one sale or by several sales held at one time or at different times, with such postponement of any such sale as Trustee may deem appropriate and without regard to any right of Grantor or any other person to the marshalling of assets. Trustee shall hold such sale or sales at such time or times and at such place or places, and shall make sales upon such terms and conditions and after such previous public notice as required by law and as Trustee may deem appropriate. Agent may bid and become the purchaser at any such sale, and shall, upon presentation of the Note or a true copy thereof at such sale, be credited for the unpaid balance due under the Note and any interest accrued and unpaid thereon, and any other amounts secured hereunder or such portion of such unpaid balance or interest or other sums evidenced by the Note and secured by this Instrument as Agent may specify, against any price bid by Agent thereat. The terms of sale being complied with, Trustee shall convey, in the form of a Trustee’s Deed, to and at the cost of the purchaser at such sale Grantor’s interest in so much of the Property as is so sold, free of and discharged from all estate, right, title or interest of Grantor at law or in equity, such purchaser being hereby discharged from all liability to see to the application of the purchase money.
          (c) Upon sale of Grantor’s interest in any or all of the Property, whether under the power of sale herein granted, or by other foreclosure or judicial proceedings, Trustee shall apply the proceeds of such sale, together with any other sum then held as security hereunder or due under any of the provisions hereof as part of the security of the Note after paying all expenses of obtaining possession of the Property and all expenses of sale, including attorneys’ fees and a commission to the party making the sale equal to the commission allowed to trustees for making sales of property under orders or decrees of a court having competent jurisdiction, and all taxes and assessments which Trustee or Agent deem it advisable or expedient to pay and all sums advanced, with interest thereon at the Default Rate (as such term is defined in the Note), as herein provided to the payment of the Secured Obligations and interest thereon to the date of payment, then due and owing by Grantor to Agent, including the paying over the surplus, if any, less the expense, if any, of obtaining possession, to Grantor or any person entitled thereto upon the surrender and delivery to the purchaser of possession of the Property.
          (d) Immediately upon the first insertion of any advertisement or notice of any such sale, there shall become due and owing by Grantor all expenses incident to such advertisement or notice, all court costs and all expenses incident to any foreclosure proceedings brought under this Instrument or otherwise in connection with such sale, and a commission equal to one-half of one percent (0.5%) of the total amount of the Secured Obligations then due and owing, such commission being the commission allowed to trustees for making sales of property under orders or decrees of a court having competent jurisdiction, and no party shall be required to receive the principal, interest and prepayment fee only of the Secured Obligations in satisfaction thereof unless it is accompanied by a tender of payment of such expenses, costs and commissions. The foregoing shall not be in derogation of the commission payable under Section 42-818(b) of the D.C. Code.
Notwithstanding the relationship of the parties constituting Grantor, and as an express inducement to Agent to make the loan or loans secured hereby, and for other good and valuable consideration to Grantor in hand paid, receipt whereof is hereby acknowledged, Grantor does hereby waive for itself (as well as all of its partners), its successors and assigns, in the event of foreclosure of this Instrument, any equitable right, otherwise available to it, in respect to marshalling of assets hereunder. In the event of a sale of part of, or interest in, the Property in satisfaction of part of the debt secured by this Instrument, this Instrument shall, as to the remaining part of, or interest in, the Property, continue as a lien for the remainder of the debt.
     27.7 Purchase by Agent. Upon any foreclosure sale, Agent, on behalf of the Lenders, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.
     27.8 Application of Proceeds of Sale. The proceeds received by Agent as a result of a foreclosure sale of the Property or the exercise of any other rights or remedies hereunder shall be applied in the manner provided for in the Loan Agreement.

     27.9 Grantor as Tenant Holding Over. In the event of any such foreclosure sale by Agent, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.
     27.10 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Grantor agrees, to the full extent permitted by law, that in case of a Default or Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.
     27.11 Waiver of Homestead. Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.
     27.12 Leases; Licensees. Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants and licensees of the Property, and the failure to make any such tenants or licensees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be a defense to any proceedings instituted by Agent to collect the sums secured hereby.
     27.13 Discontinuance of Proceedings and Restoration of the Parties. In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then and in every such case Grantor and Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken.
     27.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and may be exercised against Grantor as Agent may select and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
     27.15 Waiver.
          (a) No delay or omission of Agent or of any Lender to exercise any right, power or remedy accruing upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. No consent or waiver, expressed or implied, by Agent to or of any Default or Event of Default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other Default or Event of Default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Lenders to complain of any act or failure to act or to declare a Default or Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by any Lender of its rights hereunder or impair any rights, powers or remedies consequent on any Default or Event of Default by Grantor.
          (b) If Lenders or Agent on behalf of the Lenders, (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Note, the Loan Agreement or any other Loan Document; (iv) release any part of the Property from the lien of this Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Note, this Instrument or any other Loan Document; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Note, the Loan Agreement, the Guaranty, this Instrument or any other obligation of Grantor, or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Agent, shall the lien of this Instrument be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.
     27.16 Suits to Protect the Property. Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lenders.
     27.17 Agent May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent allowed in such proceedings for the entire amount due and payable by Grantor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.
     27.18 WAIVER OF GRANTOR’S RIGHTS. BY EXECUTION OF THIS INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT AND/OR LENDERS TO ACCELERATE THE SECURED OBLIGATIONS AND THE POWER OF AGENT TO CAUSE TRUSTEE TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT OR BY LAW; (B) TO THE FULL EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT OR BY APPLICABLE LAW; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND THEIR PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.
     27.19 Claims Against Agent and Lenders. No action at law or in equity shall be commenced, or allegation made, or defense raised, by Grantor against Agent or the Lenders for any claim under or related to this Instrument, the Note, the Loan Agreement, the Guaranty or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Grantor with respect to the Secured Obligations secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Grantor, shall have been given to Agent within sixty (60) days from and after the initial awareness of Grantor of the event, omission or circumstances forming the basis of Grantor for such claim. Any failure by Grantor to timely provide such written notice to Agent shall constitute a waiver by Grantor of such claim.

     27.20 [Intentionally Omitted].
     27.21 Indemnification; Subrogation; Waiver of Offset.
          (a) Grantor shall indemnify, defend and hold Agent and the Lenders harmless for, from and against any and all liability, Secured Obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Agent’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Agent or the Lenders in connection with the Secured Obligations, this Instrument, the Property, or any part thereof, or the exercise by Agent of any rights or remedies granted to it under this Instrument; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent or the Lenders for, from and against any and all liabilities, Secured Obligations, losses, damages, penalties, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Agent or a Lender by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against Agent or a Lender by a court of competent jurisdiction after the expiration of all applicable appeal periods.
          (b) If Agent or a Lender is made a party defendant to any litigation or any claim is threatened or brought against Agent or a Lender concerning the Secured Obligations, this Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Grantor shall indemnify, defend and hold such Person harmless for, from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by such Person in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing in this Section 2.21(b) shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent or a Lender for, from and against any and all liabilities or claims imposed on or incurred by such Person by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against such Person by a court of competent jurisdiction after expiration of all applicable appeal periods. If Agent commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Agent its reasonable attorneys’ fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Grantor breaches any term of this Instrument, Agent may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Agent reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Agent, whether or not an action is actually commenced against Grantor by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Instrument shall include without limitation any attorney or law firm engaged by Agent and Agent’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Instrument shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Agent’s in-house counsel.
          (c) A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Agent, the Lenders and each of its officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Instrument.
          (d) ALL SUMS PAYABLE BY GRANTOR HEREUNDER SHALL BE PAID WITHOUT NOTICE (EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN OR REQUIRED BY LAW), DEMAND, COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION, AND THE SECURED OBLIGATIONS AND LIABILITIES OF GRANTOR HEREUNDER SHALL IN NO WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY REASON OF: (I) ANY DAMAGE TO OR DESTRUCTION OF OR ANY CONDEMNATION OR SIMILAR TAKING OF THE PROPERTY OR ANY PART THEREOF; (II) ANY RESTRICTION OR PREVENTION OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF; (III) ANY TITLE DEFECT OR ENCUMBRANCE OR ANY EVICTION FROM THE LAND OR THE IMPROVEMENTS ON THE LAND OR ANY PART THEREOF BY TITLE PARAMOUNT OR OTHERWISE;

(IV) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION, OR OTHER LIKE PROCEEDING RELATING TO AGENT OR THE LENDERS, OR ANY ACTION TAKEN WITH RESPECT TO THIS INSTRUMENT BY ANY TRUSTEE OR BY ANY RECEIVER OF AGENT, OR BY ANY COURT, IN SUCH PROCEEDING; (V) ANY CLAIM WHICH GRANTOR HAS, OR MIGHT HAVE, AGAINST AGENT OR THE LENDERS; (VI) ANY DEFAULT OR FAILURE ON THE PART OF AGENT OR THE LENDERS TO PERFORM OR COMPLY WITH ANY OF THE TERMS HEREOF OR OF ANY OTHER AGREEMENT WITH GRANTOR; OR (VII) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER OR NOT GRANTOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING. GRANTOR WAIVES ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO ANY ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, OR REDUCTION OF ANY SUM SECURED HEREBY AND PAYABLE BY GRANTOR.
     27.22 Future Advances. The total amount of indebtedness secured hereby may increase or decrease from time to time, but the total unpaid principal balance of indebtedness secured hereby (including disbursements that the Lender may, but shall not be obligated to, make under this Instrument, the Loan Documents or any other document with respect thereto) at any one time outstanding may be substantially less but shall not exceed Seventy-Four Million and No/100 Dollars ($74,000,000.00), plus interest thereon, and any disbursements made for the enforcement of this Instrument and any remedies hereunder, payment of taxes, special assessments, utilities or insurance on the Property and interest on such disbursements and all disbursements by Agent pursuant to applicable law (all such indebtedness being hereinafter referred to as the maximum amount secured hereby). This Instrument shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.
     27.23 WAIVER OF TRIAL BY JURY. GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS INSTRUMENT, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF GRANTOR OR AGENT. GRANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS INSTRUMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. GRANTOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR AGENT TO MAKE THE LOAN, ENTER INTO THIS INSTRUMENT AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
ARTICLE 28
     28.1 Successors and Assigns. This Instrument shall inure to the benefit of and be binding upon Grantor, Trustee and Agent and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Instrument to Grantor, Trustee or Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Grantor or Agent.
     28.2 Terminology. All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Sections or subsections thereof, shall refer to the corresponding Articles, Sections or subsections thereof, of this Instrument unless specific reference is made to such Articles, Sections or subsections thereof of another document or instrument.

     28.3 Severability. If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     28.4 Applicable Law. This Instrument will be governed by the substantive laws of the District of Columbia, without giving effect to its principles of choice of law or conflicts of law (except with respect to choice of law or conflicts of law provisions of its Uniform Commercial Code), and the laws of the United States applicable to transactions in District of Columbia. Should any obligation or remedy under this Instrument be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of any other state referred to herein or of another state whose laws can validate and apply thereto shall govern.
     28.5 Notices. Except as otherwise provided herein, each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 3.05 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:
     If to Grantor:
Republic 20th Street LLC
c/o Republic Property Limited Partnership
1280 Maryland Avenue, S.W.
Suite 280
Washington, D.C. 20024
Attention: Gary R. Siegel
Telecopy Number: (202) 863-4049
     And a copy to:
Glazer Winston Honigman Ellick
5301 Wisconsin Avenue, N.W.
Suite 740
Washington, D.C. 20015
Attention: Lori J. Honigman, Esq.
Telecopy Number: (202) 537-5505
     If to Agent:
KeyBank National Association, as Agent
127 Public Square
8th Floor
OH-01-27-0839
Cleveland, Ohio 44114-1306
Attn: Michael P. Szuba
Telecopy Number: (216) 689-4997

     And a copy to:
McKenna Long & Aldridge LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attention: William F. Timmons, Esq.
Telecopy Number: (404) 527-4198
     If to Trustee:
Lawyers Title Realty Services, Inc.
c/o LandAmerica Commercial Services
1015 15th Street, N.W., Suite 300
Washington, DC 20005
Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Grantor, Agent and Trustee shall have the right from time to time and at any time during the term of this Instrument to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.
     28.6 Conflict with Loan Agreement Provisions. Grantor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.
     28.7 Assignment. This Instrument is assignable by Agent, and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.
     28.8 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Instrument, and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Obligations.
     28.9 Site Visits, Observation and Testing. Agent and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals, observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. Agent has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Agent, its agents or representatives shall impose any liability on any of Agent, its agents or representatives. In no event shall any site visit, observation or testing by Agent, its agents or representatives be a representation that Hazardous Material are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Material or any other applicable governmental law. Neither Grantor nor any other party is entitled to rely on any site visit, observation or testing by any of Agent, its agents or representatives. Neither Agent, its agents or representatives owe any duty of care to protect Grantor or any other party against, or to inform Grantor or any other party of, any Hazardous Material or any other adverse condition affecting the Property. Agent shall give Grantor reasonable notice before entering the Property. Agent shall make reasonable efforts to avoid interfering with Grantor’s use of the Property in exercising any rights provided in this Section 3.09.
     28.10 Commercial Loan. Grantor hereby represents and warrants that it is a business or commercial organization and further represents and warrants that the Loan was made and transacted solely for the purpose of carrying on or acquiring a business, professional, commercial or investment activity and that the Loan is not subject to the limitations on maximum allowable interest rates under Title 28, Chapter 33 of the D. C. Code governing interest and usury.
     28.11 Fixture Filing. This instrument constitutes a financing statement filed as a fixture filing under Article 9 of the UCC, covering any Project which now is or later may become fixtures attached the Land or Improvements. For this purpose, the respective addresses of Grantor, as debtor and Agent and Trustee, a s secured parties, a re as set forth in the preambles of this Instrument.
ARTICLE 29
     29.1 Any Trustee May Act; Substitution Permitted. If the Trustee at any time consists of more than one Person, the powers of the Trustee may be exercised by either Trustee or by any successor Trustee with the same effect as if exercised jointly by both of them. Agent has the power and shall be entitled, at any time and from time to time, to remove the Trustee or any successor trustee and to appoint another trustee in the place of the Trustee or any successor trustee, by an instrument recorded in the Office of the Register of Deeds of the District of Columbia. The recorded instrument shall be conclusive proof of the proper substitution and appointment of the successor trustee without the necessity of any conveyance from the predecessor trustee.
     29.2 Compensation and Expenses. Grantor shall pay the Trustee just compensation for any and all services performed and all Trustee’s expenses, charges, reasonable attorneys’ fees and other obligations incurred in the administration and execution of the trust hereby created and the performance of Trustee’s duties and powers hereunder, which compensation, expenses, fees and disbursements shall constitute a part of the Secured Obligations.
     29.3 Performance of Duties; Liability. Trustee shall perform and fulfill faithfully Trustee’s obligations hereunder but shall be under no duty to act until Trustee receives notice of the occurrence of an Event of Default from Agent and arrangements have been made which are satisfactory to Trustee for the indemnification to which Trustee is entitled, the payment of Trustee’s compensation and the reimbursement of any expenses Trustee may incur in the performance of Trustee’s duties. Trustee shall have no liability for Trustee’s acts unless Trustee is guilty of willful misconduct or gross negligence.

     IN WITNESS WHEREOF, Grantor has executed this Instrument as of the day and year first above written.

REPUBLIC 20TH STREET LLC, a Delaware limited liability company
By:	/s/ Gary R. Siegel
	Name:	Gary R. Siegel
	Title:	Chief Operating Officer

STATE OF MARYLAND	)
)
COUNTY OF PRINCE GEORGE )
          On February 15, 2007 before me, Leslie Bridges                , Notary Public, personally appeared Gary R. Siegel               , personally known to me to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity as Chief Operating Officer of Republic 20th Street LLC, a Delaware limited liability company, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
          WITNESS my hand and official seal.
/s/ Leslie Bridges
Notary Public
My commission expires: 5/07/2007

EXHIBIT “A”
EXHIBIT “A” — PAGE 1

EXHIBIT “B”
Permitted Encumbrances
     Permitted encumbrances are such matters as are shown on Schedule B, Part I to the Pro-Forma Title Insurance Policy No. 07-001041 issued by Commonwealth Land Title Insurance Company to the Agent in connection with this Instrument and attached to that certain escrow instruction letter dated on or about the date hereof between LandAmerica Commercial Services and Agent.
EXHIBIT “B” — PAGE 1

EXHIBIT “C”
Schedule 1
(Description of “Debtor” and “Secured Party”)
A.	Debtor:
1.	REPUBLIC 20TH STREET LLC, a Delaware limited liability company organized under the laws of the State of Delaware. Debtor has been using or operating under said name and identity or corporate structure without change since January 17, 2007.

Names and Tradenames used within last five years: None.

Location of all chief executive offices over last five years: 1280 Maryland Avenue, S.W., Washington, DC 20024.

Organizational Number: 4286545

Federal Tax Identification Number: 20-3241959 (RPLP’s No.)
B.	Secured Party:
KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent.
Schedule 2
(Notice Mailing Addresses of “Debtor” and “Secured Party”)
A.	The mailing address of Debtor is:

c/o Republic Property Limited Partnership 13861 Sunrise Valley Drive Herndon, Virginia 20171

B.	The mailing address of Secured Party is:

KeyBank National Association, as Agent 127 Public Square 8th Floor OH-01-27-0839 Cleveland, Ohio 44114-1306

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